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                                                                    EXHIBIT 21.1

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              SUBSIDIARIES OF INPUT/OUTPUT, INC.                               JURISDICTION
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
Input/Output of Canada, Inc.                                                      Delaware
I/O International, Inc.                                                     U.S. Virgin Islands
I/O Eastern, Inc.                                                                 Delaware
I/O Holdings, Inc.                                                                Delaware
IPOP Management, Inc.                                                             Delaware
Global Charter Corporation                                                        Delaware
Global Charter S.A.                                                              Argentina
I/O Sensors, Inc.                                                                 Delaware
Microflow Analytical, Inc.                                                        Delaware
Tescorp Seismic Products, Inc.                                                    Delaware
I/O Cable, Inc.                                                                   Delaware
I/O Exploration Products (U.S.A.), Inc.                                           Delaware
I/O Exploration Products (U.K.), Inc.                                             England
 Sensor Nederland B.V.                                                          Netherlands
"Inco" Industrial Components 's Gravenhage B.V.                                 Netherlands
HGS (India) Ltd.                                                                   India
I/O of Austin, Inc.                                                               Delaware
I/O Geoview, Inc.                                                                 Delaware
GMG/AXIS, Inc.                                                                    Delaware
I/O Marine Systems, Inc.                                                         Louisiana
I/O Marine Systems Limited                                                     United Kingdom
I/O International FSC, Inc.                                                       Barbados
I/O Oklahoma, Inc.                                                                Delaware
Pelton Company, Inc.                                                              Oklahoma
Applied MEMS, Inc.                                                                Delaware
Input/Output  Canada, Ltd.                                                         Canada
Geophysical Instruments AS                                                         Norway
I/O U.K., LTD.                                                                 United Kingdom
I/O General, LLC                                                                  Delaware
I/O Nevada, LLC                                                                   Delaware
I/O Texas, LP                                                                     Delaware
I/O Cayman Islands, Ltd.                                                       Cayman Islands
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